SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DTE ENERGY COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization) 2000 2nd Avenue Detroit, Michigan (Address of Principal Executive Offices)	38-3217752 (I.R.S. Employer Identification No.) 48226-1279 (Zip Code)

2001 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Susan M. Beale
Vice President and Corporate Secretary
2000 2nd Avenue
Detroit, Michigan
(313) 235-4000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

copies to:
Teresa M. Sebastian
DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226
(313)235-8000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities To Be	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Registered	Registered(1)(3)	Share(2)	Price(2)	Registration Fee
Common Stock, without par value	10,800,000	$36.57	$394,956,000	$31,951.94

(1)	Pursuant to Rule 416, this Registration Statement also covers an indeterminate amount of additional securities to adjust the number of securities reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.

SIGNATURES
EXHIBIT INDEX
Opinion of T.A. Hughes, Esq.
Letter re: Unaudited interim financial information
Consent of Deloitte & Touche LLP

(2)	Pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on the New York Stock Exchange on October 8, 2003.

(3)	One Right to purchase 1/100 of Series A Junior Participating Preferred Stock automatically trades with each share of the Common Stock pursuant to the Rights Agreement, dated as of September 23, 1997, between DTE and The Detroit Edison Company, as Rights Agent.

Registration of Additional Securities

Incorporation of Earlier Registration Statement by Reference

The contents of DTE Energy Company’s Registration Statement on Form S-8 (No. 333-47247) filed with the Securities and Exchange Commission on March 3, 1998 are incorporated herein by reference.

Item 8. Exhibits.

Exhibit
Number	Description

4.01	Amended and Restated Articles of Incorporation of DTE Energy Company (incorporated herein by reference to Exhibit 3-5 to DTE’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), dated December 13, 1995, as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy Company (incorporated herein by reference to Exhibit 3-6 to DTE’s Form 10-Q for the quarter ended September 30, 1997, File No. 1-11607).

4.02	Bylaws of DTE Energy Company, as amended through September 22, 1999 (incorporated herein by reference to Exhibit 3-3 to Registration No. 333-89175).

4.03	Rights Agreement, dated as of September 23, 1997, between DTE Energy Company and The Detroit Edison Company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit B thereto (incorporated herein by reference to Exhibit 4.1 to DTE’s Form 8-K, dated September 23, 1997 (File No. 1-11607)).

4.04	2001 Stock Incentive Plan (incorporated herein by reference to Exhibit 10-43 to Form 10-Q for quarter ended March 31, 2001, File No. 1-11607)

5.01	Opinion of T. A. Hughes, Esq.

15.1	Letter regarding: Unaudited interim financial information

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of T. A. Hughes, Esq. (contained in Exhibit 5.1)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 9 day of October, 2003.

DTE ENERGY COMPANY

By: /s/ ANTHONY F. EARLEY, JR.

Name: Anthony F. Earley, Jr.
Title: Chairman of the Board, President
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY F. EARLEY, JR	Chairman of the Board, Chief Executive	October 9, 2003
Officer, President, Chief Operating Officer
(Anthony F. Earley, Jr.)	and Director

/s/ GERARD M. ANDERSON	Group President	October 9, 2003

(Gerard M. Anderson)

/s/ ROBERT J. BUCKLER	Group President	October 9, 2003

(Robert J. Buckler)

/s/ DAVID E. MEADOR	Senior Vice President and Chief Financial	October 9, 2003
Officer
(David E. Meador)

/s/ STEPHEN E. EWING	Group President	October 9, 2003

(Stephen E. Ewing)

/s/ DANIEL G. BRUDZYNSKI	Vice President and Controller	October 9, 2003

(Daniel G. Brudzynski)

Signature	Title	Date

/s/ DAVID BING	Director	October 9, 2003

(David Bing)

/s/ ALLAN D. GILMOUR	Director	October 9, 2003

(Allan D. Gilmour)

/s/ ALFRED R. GLANCY, III	Director	October 9, 2003

(Alfred R. Glancy, III)

/s/ FRANK M. HENNESSEY	Director	October 9, 2003

(Frank M. Hennessey)

/s/ THEODORE S. LEIPPRANDT	Director	October 9, 2003

(Theodore S. Leipprandt)

Director

(GAIL J. McGOVERN)

/s/ EUGENE A. MILLER	Director	October 9, 2003

(Eugene A. Miller)
	Director	October 9, 2003
(Charles W. Pryor, Jr.)

/s/ HOWARD F. SIMS	Director	October 9, 2003

(Howard F. Sims)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the DTE Energy Company 2001 Stock Incentive Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 9 day of October 2003.

DTE Energy Company 2001 Stock
Incentive Plan

By /s/ David Bing

(David Bing, Chair of the Special
Committee on Compensation)

By /s/ Allan D. Gilmour

(Allan D. Gilmour, Member Special
Committee on Compensation)

EXHIBIT INDEX

Exhibit
Number	Description

4.01	Amended and Restated Articles of Incorporation of DTE Energy Company (incorporated herein by reference to Exhibit 3-5 to DTE’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), dated December 13, 1995, as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy Company (incorporated herein by reference to Exhibit 3-6 to DTE’s Form 10-Q for the quarter ended September 30, 1997, File No. 1-11607).

4.02	Bylaws of DTE Energy Company, as amended through September 22, 1999 (incorporated herein by reference to Exhibit 3-3 to Registration No. 333-89175).

4.03	Rights Agreement, dated as of September 23, 1997, between DTE Energy Company and The Detroit Edison Company, as Rights Agent, including the Form of Rights Certificate attached as Exhibit B thereto (incorporated herein by reference to Exhibit 4.1 to DTE’s Form 8-K, dated September 23, 1997 (File No. 1-11607)).

4.04	2001 Stock Incentive Plan (incorporated herein by reference to Exhibit 10-43 to Form 10-Q for quarter ended March 31, 2001, File No. 1-11607)

5.01	Opinion of T. A. Hughes, Esq.

15.1	Letter regarding: Unaudited interim financial information

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of T. A. Hughes, Esq. (contained in Exhibit 5.1)